Exhibit 99.1

             Willis Group Reports Strong First Quarter 2007 Results

                Earnings up 25 Percent to $1.10 per Diluted Share

  Reported Commissions and Fees up 10 Percent; 6 Percent Organic Revenue Growth

         Operating Margin Expansion to 32.2 Percent, up 180 Basis Points

     NEW YORK--(BUSINESS WIRE)--April 25, 2007--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter ended March 31, 2007.

     "Our results by every measure show we are off to a solid start in 2007, and we once again delivered good organic revenue growth despite a softening market," said Joe Plumeri, Chairman and Chief Executive Officer. "We continue to execute on our Shaping Our Future strategy creating new opportunities for growth as well as cost efficiencies. Our confidence in the Company is clearly demonstrated by the $457 million buyback of stock in the first quarter."

     Financial Results

     Net income for the quarter ended March 31, 2007 was $169 million compared with $140 million a year ago, an increase of 21 percent. Earnings per diluted share increased 25 percent to $1.10 in the first quarter 2007 from $0.88 a year ago. The impact of foreign currency translation increased first quarter 2007 earnings per diluted share by $0.04 compared with the first quarter 2006.

     Total reported revenues for the quarter ended March 31, 2007 were $739 million compared with $671 million for the same period last year, an increase of 10 percent. The effect of foreign currency translation increased reported revenues by 3 percent.

     Organic growth in commissions and fees, which excludes market remuneration, was 6 percent in the first quarter 2007. This growth was attributed to net new business won; the net impact of declining premium rates was offset by other market factors. Each business unit contributed to overall organic growth in commissions and fees in the first quarter 2007, with Global at 3 percent, North America at 6 percent and International at 8 percent.

     Operating margin was 32.2 percent for the quarter ended March 31, 2007 compared with 30.4 percent for the same period last year, an increase of 180 basis points.

     Salaries and benefits expenses were $377 million, or 51.0 percent of total revenues, in the first quarter 2007. This compares favorably with $348 million, or 51.9 percent of total revenues, in the first quarter 2006. Net benefits delivered by Shaping Our Future initiatives, accretion from recent hires and lower pension costs drove this improvement.

     Other operating expenses were $111 million, or 15.0 percent of total revenues, in the first quarter 2007. This compares favorably with $105 million, or 15.6 percent of revenues, in the first quarter 2006. This improvement was the result of expense discipline and benefits from Shaping Our Future initiatives. The incremental costs of new buildings in London and New York will start from the second quarter 2007; hence other expenses in the first quarter 2007 were modestly below the run rate for the rest of the year.

     The Company's Shaping Our Future initiatives are progressing in line with plans and we continue to estimate that the annualized net benefit will be approximately $20 million in 2007, $30 million by 2008 and $45 million by 2009.

     The Company has provided for an effective underlying tax rate in the first quarter 2007 of 30.5 percent, excluding the tax effects of the disposal of the UK head office, share-based compensation and amortization of intangible assets.

     Capital Management

     The Board of Directors declared a regular quarterly cash dividend on the Company's common stock of $0.25 per share, an annual rate of $1.00 per share. The dividend is payable on July 16, 2007 to shareholders of record on June 30, 2007.

     In the first quarter 2007, the Company issued $600 million of 10-year Senior Notes at 6.20 percent. The cash proceeds of the issue were used to fund share buy backs and to repay outstanding borrowings of $200 million under the revolving credit facility.

     The Company repurchased 11.5 million shares for $457 million under accelerated share repurchase programs as part of its existing $1 billion authorization program in the first quarter 2007. There is $332 million remaining under this authorization, which is anticipated to be utilized by the end of 2008.

     As at March 31, 2007, cash and cash equivalents totaled $253 million, total debt was $1.2 billion and total stockholders' equity was approximately $1.1 billion.

     Outlook

     For the full year 2007, Willis expects to continue to grow organic revenue and expand adjusted operating margin modestly.

     The Company expects to deliver breakout financial performance in the next few years. Specifically, by the full year 2010, the Company has set financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth.

     "Our plan is to continue to drive revenue growth despite softening insurance markets, while maintaining our expense discipline," said Mr. Plumeri, "We have shown we are executing on our Shaping our Future initiatives by delivering profitable growth, and we are making progress towards our financial targets."

     Conference Call and Web Cast

     A conference call to discuss first quarter 2007 results will be held April 26, 2007 at 8:00 a.m. Eastern Time. To participate in the live teleconference, please dial (888) 566-5771 (Domestic) +1 (210) 839-8503 (International) with a passcode of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Time, and ending May 10, 2007 at 11:00 p.m. Eastern Time, by calling (866) 508-6479 (domestic) or +1 (203) 369-1901
(international) with no passcode, or by accessing the website.

     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Including our Associates, we have around 300 offices in some 100 countries, with a global team of approximately 16,000 employees serving clients in some 190 countries. Additional information on Willis may be found on its website www.willis.com.

     This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

     This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the quarter ended March 31, 2007.


                    WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                             (unaudited)

                                                        Three months
                                                            ended
                                                          March 31,
                                                       ---------------
                                                        2007    2006
                                                       ------- -------
Revenues
Commissions and fees                                   $  715  $  652
Investment income                                          24      19
                                                       ------- -------
  Total Revenues                                          739     671
                                                       ------- -------
Expenses
Salaries and benefits                                     377     348
Other operating expenses                                  111     105
Depreciation expense and amortization of intangible
 assets                                                    16      14
Gain on disposal of UK head office                         (3)      -
                                                       ------- -------
  Total Expenses                                          501     467
                                                       ------- -------
Operating Income                                          238     204
Interest expense                                           12       9
                                                       ------- -------
Income before Income Taxes, Interest in Earnings of
 Associates and Minority Interest                         226     195
Income taxes                                               68      62
                                                       ------- -------
Income before Interest in Earnings of Associates and
 Minority Interest                                        158     133
Interest in earnings of associates, net of tax             19      14
Minority interest, net of tax                              (8)     (7)
                                                       ------- -------
Net Income                                             $  169  $  140
                                                       ======= =======

Earnings per Share
 - Basic                                               $ 1.11  $ 0.89
 - Diluted                                             $ 1.10  $ 0.88
                                                       ======= =======

Average Number of Shares Outstanding
 - Basic                                                  152     157
 - Diluted                                                154     159
                                                       ======= =======


                  WILLIS GROUP HOLDINGS LIMITED
               SUPPLEMENTAL FINANCIAL INFORMATION
                   (in millions) (unaudited)

    1. Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation, acquisitions and disposals and market remuneration from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Company at the end of the period.

    Adjusted operating margin

    Adjusted operating margin is operating margin excluding net gains and losses on disposals and other one-time items: specifically, in 2006 we excluded our significant expenditure on Shaping Our Future initiatives in the third and fourth quarters. We believe that excluding these items from operating margin, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    2. Revenue analysis

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation, acquisitions and disposals and market remuneration. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the three months ended March 31, 2007:


                    Three months ended
                         March 31,
                ---------------------------
                                      %
                  2007    2006(1)   Change
                --------  -------- --------
Global            $ 261     $ 241        8%
North
America             188       178        6%
International       266       233       14%
                --------  -------- --------
Commissions
and fees          $ 715     $ 652       10%

Investment
income               24        19       26%
                --------  -------- --------

Total
revenues          $ 739     $ 671       10%
                ========  ======== ========

                               Change attributable to
                ----------------------------------------------------
                  Foreign     Acquisitions                 Organic
                  currency        and          Market      revenue
                 translation    disposals   remuneration    growth
                ------------  ------------  ------------  ----------
Global               2%            3%            0%           3%
North
America              0%            0%            0%           6%
International        6%            0%            0%           8%
                ------------  ------------  ------------  ----------
Commissions
and fees             3%            1%            0%           6%

Investment
income               4%            2%            0%          20%
                ------------  ------------  ------------  ----------

Total
revenues             3%            1%            0%           6%
                ============  ============  ============  ==========


    (1) Effective January 1, 2007, we changed our management structure. Our UK and Irish retail operations, Willis UK and Ireland, which were previously within our Global division, have been combined with our previously existing international units to create a single International segment (Q1 2006 revenue reclassification of $70 million). The new International segment incorporates all our retail operations outside North America. Our Energy business previously reported in our North America division is now reported within our Global division (Q1 2006 revenue reclassification of $3 million). Our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.


                    WILLIS GROUP HOLDINGS LIMITED
                    NON-GAAP FINANCIAL SUPPLEMENT
                 (in millions, except per share data)
                             (unaudited)

                                           2006                  2007
                             ---------------------------------- ------
                               Q1     Q2     Q3     Q4     FY     Q1
                             ------ ------ ------ ------ ------ ------
Revenues (1)
   Global                     $241   $185   $160   $151   $737   $261
   North America               178    190    180    208    756    188
   International               233    197    179    239    848    266
                             ------ ------ ------ ------ ------ ------
Commissions and fees           652    572    519    598  2,341    715
Investment income               19     21     24     23     87     24
                             ------ ------ ------ ------ ------ ------
   Total Revenues              671    593    543    621  2,428    739
                             ------ ------ ------ ------ ------ ------
Expenses
Salaries and benefits          348    351    383    375  1,457    377
Other operating expenses       105    108    138    103    454    111
Depreciation expense and
 amortization of intangible
 assets                         14     15     17     17     63     16
Gain on disposal of UK head
 office                          -      -    (99)    (3)  (102)    (3)
Net loss/(gain) on disposal
 of operations                   -      -      7     (3)     4      -
                             ------ ------ ------ ------ ------ ------
   Total Expenses              467    474    446    489  1,876    501
                             ------ ------ ------ ------ ------ ------
Operating Income               204    119     97    132    552    238
Operating Income margin       30.4%  20.1%  17.9%  21.3%  22.7%  32.2%
Interest expense                 9      9      9     11     38     12
                             ------ ------ ------ ------ ------ ------

Income before Income Taxes,
 Interest in Earnings of
 Associates and Minority
 Interest                      195    110     88    121    514    226
Income taxes                    62     36      3    (38)    63     68
                             ------ ------ ------ ------ ------ ------

Income before Interest in
 Earnings of Associates and
 Minority Interest             133     74     85    159    451    158
Interest in earnings of
 associates, net of tax         14      -      6     (4)    16     19
Minority interest, net of tax   (7)    (2)    (2)    (7)   (18)    (8)
                             ------ ------ ------ ------ ------ ------
Net Income                    $140    $72    $89   $148   $449   $169
                             ====== ====== ====== ====== ====== ======

Earnings per Share
- Diluted                    $0.88  $0.45  $0.56  $0.94  $2.84  $1.10
                             ====== ====== ====== ====== ====== ======
Average Number of Shares
 Outstanding
- Diluted                      159    159    159    157    158    154
                             ====== ====== ====== ====== ====== ======

    (1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2007 internal reporting structure.


     CONTACT: Willis Group Holdings Limited
              Investors:
              Kerry K. Calaiaro, +1 212 837-0880
              kerry.calaiaro@willis.com
              or
              Media:
              Dan Prince, +1 212 837-0806
              daniel.prince@willis.com